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                                                                Exhibit 10.16

                                    AGREEMENT

                                     between

                               NEDCOR BANK LIMITED
                           of 105 West Street, Sandton

                                       and

                       NET1 PRODUCTS (PROPRIETARY) LIMITED
                    of 4th Floor North Wing, President Place,
                      Cnr Jan Smuts Avenue and Bolton Road,
                             Rosebank, Johannesburg.

WHEREBY THE PARTIES AGREE AS FOLLOWS-



1. INTERPRETATION

1.1. In this agreement, unless otherwise required or indicated by the context, any reference to the singular shall include the plural and vice versa, any reference to a gender shall include the other genders, any reference to a natural person shall include juristic persons and vice versa, and the following terms shall have the meanings assigned to them hereunder, namely-

1.1.1. "ABSA" means ABSA Bank Limited together with all its wholly-owned subsidiaries;

1.1.2. "assignment date" means 8 February 1996, being the date with effect from which Net1 assigned the patent to Messrs SCP Belamant and AP Mansvelt and they in turn assigned the patent to Holdings;

1.1.3. "bank" means a bank as defined in the Banks Act 94 of 1990, as amended;

1.1.4.         "copyrighted works" means the UEPS (as it was at the effective date) consisting of programmes and programme modules written for smart cards
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                                                                               2


               and terminals; details of such programmes and programme modules which provide functions as listed in Appendix 1 hereto;

1.1.5. "copyrighted products" means the copyrighted works and the Megalink System and all works embodied therein as at the effective date;

1.1.6. "effective date" means, notwithstanding the date of signature of this agreement, 24 September 1992;

1.1.7. "FTMs" means Funds Transfer Machines which customers will access with personalised smart cards in order to utilise the UEPS and carry out certain transactions thereon;

1.1.8. "FNB" means First National Bank of South Africa Limited together with all its wholly-owned subsidiaries;

1.1.9. "Holdings" means Net1 Investment Holdings (Pty) Limited (Registration No. 95/03030/07);

1.1.10. "licence" means the licence granted to Nedcor under the patent on the effective date;

1.1.11. "licensed bank" means any bank, other than Nedcor, that is granted a licence under the patent to use the UEPS;

1.1.12. "Megalink System", (previously known as the Metrolink System"), means the switching and settlement system (as it was at the effective date) necessary to operate the UEPS;

1.1.13.        "Megalink System documentation" means-

1.1.13.1. the set of documents, printout specifications, file specifications and all manuals which collectively contain a complete description and definition of all operating conditions of the Megalink System;

1.1.13.2. all source code listings of the programmes and programme modules making up the Megalink System (including the most current) being, or to be, used by Nedcor, in the language in which they are written and in such detail as to enable Net1 to operate, maintain and modify the Megalink System;

1.1.13.3.           operating manuals and user guides;

1.1.14. "Nedcor" means Nedcor Bank Limited (Registration No. 51/00009/06) and all its subsidiaries of which it is the sole or majority shareholder;

1.1.15.        "Net1" means Net1 Products (Proprietary) Limited (Registration
               No. 89/05779/07);
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                                                                               3


1.1.16.        "Patents Act" means the Patents Act 57 of 1978, as amended;

1.1.17. "patent" means Patent No. 90/7106 together with all patents of addition, if any, granted to Net1 prior to the effective date in respect of additions to, improvements in and/or modifications of the UEPS;

1.1.18. "patentable improvement" means any existing or future addition to, improvement in and/or modification of the UEPS in respect of which the patentee is granted or, upon application under the Patents Act, would probably be granted, a patent of addition or an independent patent;

1.1.19. "patentee" means the patentee from time to time in respect of the patent including persons to whom the patent is assigned;

1.1.20. "POS devices" means Point of Sale devices which will be utilised by retail outlets to, allow customers to transact the purchase and sale of goods or services at such outlets by means of the use of smart cards;

1.1.21. "smart card" means the customer card which when utilised in conjunction with the copyrighted works and the terminals will allow the customer access to the UEPS;

1.1.22. "Standard" means Standard Bank of South Africa Limited together with all its wholly-owned subsidiaries;

1.1.23. "subsidiary" means, save where the term is otherwise restricted in terms of this agreement, a subsidiary as defined in section 1(3) of the Companies Act, 1973;

1.1.24.        "system documentation" means-

1.1.24.1. the set of documents, printout specifications, file specifications and all manuals which collectively contain a complete description and definition of all operating conditions of the copyrighted works;

1.1.24.2. all source code listings of the copyrighted works (including the most current) being, or to be, used by Nedcor, in the language in which they are written and in such detail as to enable Nedcor to operate, maintain and modify the copyrighted works;

1.1.24.3.           operating manuals and user guides;

1.1.25.        "terminals" means FTMs, POS devices and all other terminal devices (if any) which when utilised in conjunction with smart cards will enable customers to utilise the UEPS and carry out certain transactions thereon;
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                                                                               4


1.1.26. "territory" means the Republic of South Africa (as constituted on 31 May 1961), Namibia, Botswana, Lesotho, Swaziland, Mozambique and Zimbabwe;

1.1.27. "the/this agreement" means this agreement together with all schedules and appendices hereto;

1.1.28. "UEPS" means the Universal Electronic Payment System designed by Net1, as described and detailed in the complete specification to Net1's application for Patent No. 90/7106, together with all patentable improvements as at the effective date, and including functions listed in Appendix 1 hereto.

1.2. The clause headings in this agreement have been inserted for convenience only and shall not be taken into account in its interpretation.

1.3. This agreement shall be governed by and construed and interpreted in accordance with the laws of the Republic of South Africa.

2.  INTRODUCTION

2.1.      The parties record that:

2.1.1. on and with effect from the effective date and subject to the terms and conditions set out in this agreement, Net 1 granted to Nedcor and Nedcor accepted, a non-exclusive licence under the patent to use the UEPS and all patentable improvements, if any, effected prior to the effective date, within the territory for the full term of the patent;

2.1.2. with effect from the assignment date, Net 1 assigned the patent to SCP Belamant and AP Mansvelt who in turn assigned the patent to Holdings, in both instances subject to the licence (still to be recorded in the patent register) and the terms and conditions upon which the licence was granted to Nedcor, as set out in this agreement.

2.2. Pursuant to the assignments of the patent as recorded in 2.1.2 above, Net1 shall forthwith after signature hereof enter into a written agreement with Nedcor, SCP Belamant, AP Mansvelt and Holdings in terms of which inter alia:

2.2.1. with effect from the assignment date, Net1 shall cede and assign to SCP Belamant and AP Mansvelt all its rights and obligations in terms of and pursuant to this agreement and SCP Belamant and AP Mansvelt shall cede and assign all such rights and obligations to Holdings; and

2.2.2. Net1 shall warrant unto and in favour of Nedcor, that SCP Belamant, AP Mansvelt and Holdings have at all times since the assignment date complied fully with the terms of this agreement and will continue to do so for the full term of the patent.
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                                                                               5


3.   NEDCOR LICENCE

3.1. Net 1, with the assistance of Nedcor to the extent necessary, shall procure that the licence is recorded in the patent register as soon as possible after signature hereof and Nedcor will bear the legal costs of such recordal. Save for these legal costs (estimated at R1000,00), no consideration whatsoever is or shall become payable by Nedcor for either the licence or its use of the UEPS pursuant to the licence.

3.2.      Net1 declares and warrants unto and in favour of Nedcor that-

3.2.1. as at the effective date and up to the assignment date, Net1 was the sole patentee of the patent, including all patents of addition (if any) granted in respect of patentable improvements, that the patent was of full force and effect and that Net1 was entitled to grant a licence under the patent to Nedcor to use the UEPS within the territory;

3.2.2. save for the licence granted to Nedcor on the effective date and the licence granted to Megalink (Proprietary) Limited prior to the effective date, which latter licence Net1 warrants shall be terminated as soon as Megalink (Proprietary) Limited requests such termination -

3.2.2.1. Net1 to the best of its knowledge but subject to any agreement(s) or arrangement(s) that may have been concluded on or after the effective date between Nedcor and any one or more of ABSA, FNB and Standard, has not granted to any bank any licence or any option or any other right to acquire any licence under the patent or any other rights whatsoever, to use the UEPS within the territory;

3.2.2.2. none of SCP Belamant, AP Mansvelt and Holdings have granted to any bank any licence or any option or any other right to acquire any licence under the patent or any other rights whatsoever, to use the UEPS within the territory;

3.2.3. save for the assignment of the patent to SCP Belamant and AP Mansvelt and the subsequent assignment to Holdings (both of which assignments were expressly subject to the licence and the terms and conditions upon which the licence was granted, as set out in this agreement), none of Net1, SCP Belamant, AP Mansvelt and Holdings have granted any option or any other right to any third party to acquire all or any of the right, title and interest in and to the patent, or any part thereof;

3.2.4. the patent and all rights thereunder are of full force and effect and Net1 shall use all reasonable endeavours to ensure that the patent and all rights under the patent will remain of full force and effect for the full term of the patent;

3.2.5. Net1 shall, as and when requested by Nedcor, join Nedcor in defending any claim by any third party that the UEPS or Nedcor's use thereof,
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                                                                               6


               infringes any patent, copyright or other intellectual property right(s) of such third party.

4.   IMPROVEMENTS ETC

4.1. Net1 shall promptly disclose to Nedcor, prior to any disclosure thereof to any other person, full details of all improvements, additions, enhancements, adaptations and modifications to the UEPS from time to time (hereinafter collectively referred to as "improvements"), whether patentable or otherwise, and, subject to the parties agreeing terms, Nedcor shall be entitled to use such improvements in conjunction with the UEPS within the territory. Net1 shall render reasonable assistance to Nedcor in understanding, evaluating and implementing any such improvements, free of charge.

4.2.

4.2.1. Should Net1 and Nedcor not agree terms for Nedcor's use of any improvements in accordance with 4.1 above, Net1 shall not thereafter agree terms with any other person in respect of any one or more of such improvements, without first offering such improvements to Nedcor in writing upon the same terms that Net1 would be willing to agree with such other person and disclosing to Nedcor the identity of such person.

4.2.2. Should any offer by Net 1 to Nedcor in terms of 4.2.1 above not be accepted in full and in writing within 14 (fourteen) days after receipt thereof, the offer will be deemed to have been declined and, subject to 5.5 below, Net1 may then offer such improvements in writing to such other person as referred to in
               4.2.1 above upon the same terms as those offered by Net 1 to Nedcor.

4.2.3. Should an offer by Net 1 pursuant to 4.2.2 above not be accepted in full and in writing within 14 (fourteen) days after the expiry of the 14 (fourteen) day period referred to in 4.2.2 above, such offer shall be deemed to have expired and Net1 shall not thereafter agree terms with any person in respect of the improvements without again following the procedure set out in this clause 4.

4.3. If Net1 is granted an independent patent in respect of any improvement on which the parties agreed terms in accordance with 4.1 above, it shall forthwith grant to Nedcor a non-exclusive licence to use such improvement in conjunction with the UEPS within the territory in accordance with the agreed terms and otherwise mutatis mutandis upon the terms and conditions set out in this agreement.

5. BANK LICENCES

5.1.      Net1 shall not-
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                                                                               7


5.1.1. grant any licence or other rights under the patent to any bank or any subsidiary of any bank, unless nominated in writing by Nedcor, nor in any manner whatsoever, whether directly or indirectly and whether by way of any act or omission on its part, permit or enable any licensee under the patent, including any licensed bank or any licensed subsidiary of any bank, to do so;

5.1.2. offer or supply to any bank or any subsidiary of any bank any system(s) that would compete with or replace the UEPS, without the prior written consent of Nedcor.

5.2. If and when requested by Nedcor in writing, Net1 shall grant to each of ABSA, FNB and Standard and to each other bank nominated by Nedcor, a non-exclusive licence under the patent to use the UEPS within the territory for the full term of the patent.

5.3.      Unless Nedcor otherwise notifies Net1 in writing-

5.3.1. no consideration whatsoever, other than the legal costs of recording each licence in the patent register, shall be payable by ABSA, FNB or Standard for either its licence pursuant to any request by Nedcor to Net1 in accordance with 5.2 above or the use of the UEPS pursuant to the licence;

5.3.2. save for the terms (if any) upon which ABSA, FNB and Standard would be entitled to use patentable improvements, which terms will be subject to 5.5 below and otherwise as agreed by each of them with Net1, the terms of the licences granted to any or all of ABSA, FNB and Standard shall be the same as those applicable to Nedcor under its licence.

5.4. Subject to 5.5 below, licences granted to banks other than ABSA, FNB and Standard shall be on such terms as may be agreed by Net1 and the bank concerned, provided that no such bank shall be granted a licence upon terms more favourable than those applicable to Nedcor under its licence.

5.5.      Save with Nedcor's prior written consent, Net1 shall neither-

5.5.1. permit any bank to use any patentable improvement in conjunction with the UEPS, nor

5.5.2. utilise its expertise and experience in respect of the UEPS for the benefit of any bank to the exclusion of Nedcor, provided that Nedcor shall not unreasonably withhold its consent to such utilisation.

6. FURTHER LICENCES

6.1. Subject to the restrictions imposed on it in terms of this agreement, Net1 shall be entitled to grant licences under the patent to whomsoever it wishes.
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                                                                               8


6.2. Net1 shall, within 10 (ten) days after granting any licence under the patent, notify Nedcor in writing of the identity of the licensee.

7. INFRINGEMENTS AND BREACH OF LICENCES

7.1. Should any bank infringe the patent or should any licensed bank or licensed subsidiary of any bank, breach the terms of its licence under the patent in any respect other than non-payment of any consideration due to Net1, Nedcor shall be entitled at its cost and in its name, if permissible under the Patents Act, otherwise in the name of Net1, to take whatever action it deems appropriate in respect of such infringement or breach, including court proceedings, and Net1 shall cooperate fully with Nedcor in whatever action it takes. Without limiting the generality thereof, such cooperation shall include Net1-

7.1.1. notifying Nedcor of any such infringement or breach and the details thereof;

7.1.2. furnishing Nedcor with all necessary powers of attorney and resolutions to pursue whatever action it takes; and

7.1.3. affording Nedcor full access to all relevant records and documents for the purpose of whatever action it takes.

7.2. Nedcor hereby indemnifies Net1 against any liability for costs which may be incurred in pursuance of the provisions of 7.1 above.

7.3. Save with the prior written consent of Nedcor, Net1 shall not take any action whatsoever against any licensed bank or licensed subsidiary of any bank, that breaches its licence under the patent, unless such breach is in respect of non-payment of any consideration due to Net1.

7.4. Should any entity, including any bank, infringe the patent, Net1 shall be entitled at its cost to take whatever action it deems appropriate in respect of such infringement, including court proceedings, and, save in respect of any bank in accordance with 7.1 above, Nedcor shall not be entitled to take any action whatsoever in respect of any such infringement without the prior written consent of Net 1.

8. SMART CARDS

   Nothing in this agreement shall preclude Net1 from marketing and supplying smart cards and terminals to licensed banks or to their subsidiaries that are licensed under the patent to use the UEPS. In this regard, Net1 records that it is its intention to levy-

8.1. all licensees nominated by Nedcor, other than ABSA, FNB and Standard unless otherwise advised by Nedcor in writing; and

8.2.      all licensees nominated by ABSA, FNB and Standard;
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                                                                               9

      with a charge equal to 3,5% (three comma five percent) of the purchase price of each and every smart card purchased by them from suppliers other than Net1.

9.    MARKETING

9.1. Net1 acknowledges that Nedcor has made the UEPS available to the South African Breweries Group ("SAB") and intends making it available to PayNet, the medical care industry and buying associations (hereinafter collectively referred to as "the potential UEPS users"), and that, with Nedcor's participation, SAB is currently using the UEPS in its business and, it is anticipated, will continue to do so in the future.

9.2. Net1 undertakes unto and in favour of Nedcor that it will not in any manner whatsoever compete with Nedcor in the marketing and supply of UEPS products and services related thereto, to SAB and the potential UEPS users, nor will Net1 offer or supply to any of SAB and the potential UEPS users any alternative systems that would compete with or replace the UEPS. The aforegoing shall not however preclude Net1 from marketing and supplying smart cards, terminals and other computer hardware to SAB and the potential UEPS users.

9.3. Whenever Net1 markets any system that will require the participation of a bank, eg. any system that provides for or permits settlement through a bank, Net1 shall offer such participation to Nedcor to the exclusion of all other banks, and provided that Nedcor wishes to accept appointment as the participating bank and its proposed response times and pricing in respect of such participation are competitive with those of the other major banks in South Africa, Net1 shall procure that Nedcor is appointed as the participating bank in respect of the system.

9.4. Should Nedcor fail to respond to any offer of participation in respect of any system within a reasonable time after receipt of the offer, the offer shall lapse and Net1 shall be entitled to offer the participation to any other licensed bank.

10.   COPYRIGHT

10.1. With effect from the effective date-
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                                                                              10

10.1.1. Nedcor hereby assigns, transfers and makes over to Net1, which hereby accepts, a 50% (fifty percent) share of the undivided complete copyright in the copyrighted products within the territory; and

10.1.2. Net1 hereby assigns, transfers and makes over to Nedcor, which hereby accepts, a 50% (fifty percent) share of the undivided complete copyright in the copyrighted products in all countries of the world outside the territory;

       so that, as from the effective date, Nedcor and Net1 shall jointly own the complete copyright in the copyrighted products in equal undivided shares in all countries of the world.

10.2. Pursuant to 10.1 above and subject to the restrictions stated in this agreement, each of Nedcor and Net1 shall be entitled, at its own cost and without recourse to the other of them in respect of any such costs, and upon such terms and conditions as each of them deems fit and without reference to the other of them-

10.2.1. to reproduce the copyrighted products, or any part thereof, in any manner or form;

10.2.2. to market, sell and generally exploit the copyrighted products, or any part thereof, anywhere in the world as if it was the sole owner thereof, subject however to the express reservation of their joint copyright therein and provided that neither of them shall grant any exclusive rights whatsoever to any third party in respect of the copyrighted products, or any part thereof;

10.2.3. to grant non-exclusive licenses to third parties to use the copyrighted products, or any part thereof, anywhere in the world;

10.2.4. to register (insofar as it is capable of registration) their joint ownership of the copyright in the copyrighted products anywhere in the world, provided that neither of them shall effect any such registration in any manner which adversely affects or otherwise detracts from their joint ownership of the copyright therein;
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                                                                              11



10.2.5. to effect improvements, modifications, adaptations, enhancements and additions to the copyrighted products; and

10.2.6. to exercise and enforce all rights and claims against third parties arising out of any infringements of the copyright in the copyrighted products as though it were the sole owner of the copyright. For this purpose, each of Nedcor and Net1 shall be entitled to exercise and enforce all such rights and claims in its own name and, where necessary, in the name of the other, provided that notwithstanding anything to the contrary herein contained, each of Nedcor and Net1 hereby indemnifies the other against all and any costs (including attorney and client costs) which may be incurred by or awarded against the other as a consequence of the exercise and enforcement of such rights. If either party sues in the name of the other, the other party shall be entitled to require the party suing in its name to give reasonable security for the payment of such costs prior to it taking any steps to exercise and enforce such rights and claims. Each of Nedcor and Net1 shall render reasonable assistance to the other to enable it to exercise its rights and enforce the claims contemplated by this clause 10.2.6.

10.3. Save with the prior written consent of the other of them, which consent shall not be unreasonably withheld, neither Nedcor nor Net1 shall be entitled to assign its share of the copyright in the copyrighted products, or any portion of its share, to any third party or, save as provided in 10.2 above, to otherwise exploit or deal with the copyrighted products, or the rights of copyright therein, in any manner whatsoever.

10.4. Notwithstanding that the copyright in the copyrighted products will be jointly owned by Nedcor and Net1, each of them shall be entitled to retain as its sole and absolute property, all income and other monies derived by it from the exercise of its rights in terms of 10.2 above.

10.5. Each of Nedcor and Net1 hereby warrants unto and in favour of the other of them, that it has not prior to the signature hereof-

10.5.1. assigned or purported to assign the copyright in the copyrighted products, or any share thereof, to any third party, or

10.5.2. granted or purported to grant any exclusive rights in respect of the copyrighted products, or the rights of copyright therein, to any third party.

10.6. Nedcor and Net1 each hereby indemnifies the other of them against any claims resulting from or arising out of the exercise of their respective rights in terms of this clause 10. and their respective dealings with the copyrighted products and the copyright therein, including, without limiting the generality of the aforegoing-
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                                                                              12


10.6.1. claims for infringement of any third party's intellectual property rights, including copyright; and

10.6.2.        claims for consequential or incidental damages.

10.7. Should either Nedcor or Net1 (hereinafter referred to as "the defaulting party") breach any term or condition of 10.3 above in any manner whatsoever, such breach will be deemed to be an infringement of the other party's rights of copyright in the copyrighted products, and, without prejudice to whatever other rights and remedies it may have against the defaulting party in terms of this agreement and in law, such other party shall be entitled to exercise and enforce against the defaulting party all its rights and claims arising out of or resulting from such infringement, as if such other party were the sole owner of the copyright in the copyrighted products and the defaulting party had no rights of copyright therein.

11. CONFIDENTIAL INFORMATION

11.1. Neither party shall at any time divulge or disclose to any third party any information concerning the affairs of the other party which may be communicated to it or which otherwise comes into its possession, unless such information becomes publicly available through no fault of such party.

11.2. Neither party shall use, exploit or divulge or disclose to any third party any business systems or methods, proprietary systems or application programs of the other party of which it may gain knowledge while working with the other party or in the course of performing its obligations in terms of this agreement, except with the prior written consent of the other party.

11.3. This clause is severable from the rest of this agreement and shall remain valid and binding on the parties notwithstanding any termination of this agreement.

12. BREACH

12.1. Should Net1 at any time in contravention of 5.1 above, grant any licence or other rights under the patent to any bank or any subsidiary of any bank or should any licensee under the patent do so pursuant to any failure of Net1 to comply with its obligations in terms of 5.1.1 above, then and in such event and without prejudice to whatever other claims Nedcor may have against Net1 as a result of or arising out of any such breach, including any claim for damages, Net1 shall, on written demand from Nedcor and free of any consideration, cede and assign to Nedcor in writing all its right, title and interest in and to-

12.1.1. each and every agreement in terms of which Net1 has granted any licence(s) and/or other rights under the patent to any bank or any subsidiary of any bank; and
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                                                                              13


12.1.2. all claims that Net1 may have from time to time should any licensed bank(s) acquire smart cards from persons other than Net1;

    and deliver to Nedcor all the agreements referred to in 12.1, above and Net1 shall not thereafter grant or attempt to grant any licence or other rights under the patent to any bank or any subsidiary of any bank, save with the written consent of Nedcor which consent may be withheld by Nedcor in its absolute discretion.

12.2. Subject to the provisions of 12.1 above, should either party breach any term of this agreement and fail to remedy such breach within 30 (thirty) days, or such longer period as may be reasonable in the circumstances, of receipt of written notice calling upon it to do so, the other party shall be entitled to recover from the party in breach such damages as it may suffer or to claim such other relief as it may in law be entitled to, as a result of or arising out of any such breach, provided that neither party shall be entitled to terminate or cancel this agreement by reason of any breach thereof.

13. ARBITRATION

13.1. Any dispute between the parties relating to any matter arising out of this agreement or the interpretation thereof, including any dispute as to the respective rights and obligations of the parties in terms of this agreement or arising out of any breach of this agreement, and the appropriate relief in the event of any breach of this agreement, shall be submitted to and decided by arbitration, and the arbitrator will be entitled to decide the dispute in accordance with what he considers to be just and equitable in the circumstances.

13.2. Either party to this agreement may demand that a dispute be referred to arbitration by giving written notice to that effect to the other party.

13.3. This clause shall not preclude either party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

13.4.     The arbitration referred to in 13.1 above shall be held -

13.4.1.        at Johannesburg;

13.4.2. in a summary manner, i.e. on the basis that it shall not be necessary to observe or carry out either-

13.4.2.1. the usual formalities or procedures (e.g. there shall not be any pleadings or discovery); or

13.4.2.2.           the strict rules of evidence;

13.4.3. immediately and with a view to its being completed within 21 (twenty-one) days after it is demanded;

13.4.4. otherwise (but subject to 13.5.1 and 13.5.2 below) under the provisions of the Arbitration Act No. 42 of 1965 (as amended from time to time).

13.5.     The arbitrator shall be, if the matter in dispute is-

13.5.1. primarily an accounting matter, an independent accountant agreed upon by the parties, or, failing agreement within 14 (fourteen) days after delivery of the notice referred to in 13.2 above, an accountant selected and appointed by the President for the time being of the South African Institute of Chartered Accountants at the request of either party;

13.5.2. any other matter, a practising advocate or attorney of Johannesburg of at least 15 (fifteen) years' standing, agreed upon by the parties, or, failing agreement within 14 (fourteen) days after delivery of the notice referred to in 13.2 above, selected and appointed by the Chairman for the time being of the Johannesburg Bar Council at the request of either party.

13.6. Should the parties fail to agree whether the dispute is primarily an accounting matter or some other matter, within 7 (seven) days after delivery of the notice referred to in 13.2 above, the matter shall be deemed not to be primarily an accounting matter.

13.7. The parties irrevocably agree that the decision in arbitration proceedings-

13.7.1.        shall be final and binding upon the parties;

13.7.2.        shall be carried into effect;

13.7.3. may be made an order of any court of competent jurisdiction at the instance of either party to the dispute.

13.8. This clause is severable from the rest of this agreement and shall remain valid and binding on the parties notwithstanding any termination of this agreement.

14.    DOMICILIUM AND NOTICES

14.1. The parties hereby choose domicilium citandi et executandi for all purposes under this agreement at their respective addresses set out in the heading to this agreement.

14.2. Either party may by written notice to the other, change its domicilium to any other physical address in the Republic of South Africa and its telefacsimile number as referred to in 14.3.3 below to any other South African number, provided that any such change shall only take effect 14 (fourteen) days after delivery of such written notice.

14.3. Any notice to be given by either party to the other shall be clearly marked for the attention of the Managing Director and shall be deemed to have been duly delivered-

14.3.1. if addressed to the addressee at its chosen domicilium and posted by pre-paid registered post, on the seventh day after the date of posting thereof, or,

14.3.2. if delivered to the addressee's chosen domicilium by hand during business hours on a business day, on the date of delivery thereof, or,

14.3.3. if sent by telefacsimile to the addressee at its undermentioned telefacsimile number, on the first business day following the date of sending thereof

               Nedcor-telefacsimile (011) 881-4188
               Net1-telefacsimile (011) 880-7080

15.  WHOLE AGREEMENT

15.1. This agreement constitutes the entire agreement between the parties in respect of the subject matter hereof and neither party shall be bound by any undertakings, representations, warranties or promises not recorded in this agreement.

15.2. No alteration, variation or consensual cancellation of this agreement and no addition to this agreement shall be of any force or effect unless reduced to writing and signed by the parties or their duly authorised representatives.

16.  GENERAL

16.1. No failure, delay, relaxation or indulgence on the part of either party in exercising any power or right conferred upon it in terms of this agreement shall operate as a waiver of such power or right nor shall any such failure, delay, relaxation or indulgence be deemed to be a novation of the terms or conditions of this agreement.

16.2. Each party shall bear its own costs (including value-added tax) of and in connection with the negotiation, preparation and execution of this agreement.

16.3. Neither this agreement nor any part thereof nor any share or interest therein, shall be assigned or ceded by either party without the prior written consent of the other.

16.4. This agreement shall inure for the benefit of and be binding upon the successors in title and permitted assigns of the parties.

16.5. Should any of the terms and conditions of this agreement be held to be invalid, unlawful or unenforceable, such terms and conditions will be severable from the remaining terms and conditions which will continue to be valid and enforceable. If any term or condition held to be invalid is capable of amendment to render it valid, the parties agree to negotiate an amendment to remove the invalidity.

SIGNED at
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on                                 19
  ---------------------------------  ---

WITNESSES:                         For and on behalf of
                                   NEDCOR BANK LIMITED


                                   --------------------------------------------
                                   who warrants that he is duly authorised


SIGNED at
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on                                 19
  ---------------------------------  ---

WITNESSES:                         For and on behalf of
                                   NET1 PRODUCTS (PTY) LIMITED


                                   --------------------------------------------
                                   who warrants that he is duly authorised